Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Option Plan and Equity Incentive Plan of Acasti Pharma Inc. of our report dated June 23, 2023, with respect to the consolidated financial statements of Acasti Pharma Inc. as of and for the year ended March 31, 2023, included in its Annual Report (Form 10-K) for the year ended March 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Montreal, Canada

August 25, 2023